Exhibit 10.21
INDEMNITY AGREEMENT

This Indemnification Agreement (“Agreement”) is made effective retroactive as of [insert date person became a director/officer/employee/agent of the Company for which indemnification will be provided], by and between Fresh Tracks Therapeutics, Inc., a Delaware corporation (the “Company”), and ____________, a ________ resident, with a domicile address of _________________ (“Indemnitee”).
RECITALS
WHEREAS, highly competent persons have become more reluctant to serve corporations as officers and directors or in other capacities unless they are provided by such corporations with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them for personal liability arising out of their service to and activities on behalf of the corporation they benefit;
WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will maintain on an ongoing basis, at its sole cost, sufficient liability insurance to protect its officers and directors serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors and officers to corporations or business enterprises increasingly are being subjected to expensive and time-consuming litigation against them individually relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Bylaws of the Company (the “Bylaws”) require indemnification of the officers and directors of the Company. Indemnitee also may be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Certificate of Incorporation, the Bylaws and the DGCL do not require that the indemnification provisions set forth therein be exclusive, thereby allowing for contracts to be entered into between the Company and its directors, officers and other persons with respect to indemnification;
WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such qualified persons;
WHEREAS, the Board of the Company has determined that the increased difficulty in attracting and retaining such qualified persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of the protections described above now and in the future;
WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance Expenses (defined below, Section 2) to be incurred on behalf of, such qualified persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;
WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and the Certificate of Incorporation and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

[WHEREAS, Indemnitee had served as [a director][an officer] of Brickell Subsidiary, Inc., a Delaware corporation (“Subsidiary” and, collectively with the Company, the “Covered Entities” and, also with the Company, each individually a “Covered Entity”) prior to acquisition of Subsidiary by the Company and][WHEREAS, Indemnitee] has been serving as [a director][an officer] of the Company, or has been serving at the request of the Company as a director, officer, employee and/or other agent of another corporation, partnership, joint venture, trust or other Enterprise (defined below, Section 2) and in such capacity has been performing a valuable service for the Company; and
WHEREAS, Indemnitee did not regard the protection(s) available under the Bylaws, the Certificate of Incorporation, insurance and the DGCL as necessarily adequate and may not be willing to continue serving as [a director][an officer] of the Company without additional adequate protection, and the Company desires Indemnitee to serve in such capacity; and Indemnitee is willing to serve on the condition that he/she be indemnified as herein provided;
WHEREAS, it is intended that Indemnitee shall be paid promptly by the Company all amounts necessary to effectuate in full the indemnity and benefits provided herein;
NOW, THEREFORE, in consideration of the premises and the covenants contained in this Agreement, and intending to be legally bound thereby, the Company and Indemnitee do hereby covenant and agree as follows:
Section 1.Services to the Company.
(a)Indemnitee agrees to serve as [a director][an officer] of the Company until such time as he or she resigns [or fails to stand for election] or is removed from his or her position. Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other restriction on removal imposed by law), and the Company agrees that any such resignation or removal after the date of execution of this Agreement shall not affect the adequacy of the consideration received by the Company for its agreement to provide the protections set forth in this Agreement. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as [a director][an officer] of the Company, as provided in Section 16 hereof.
(b)The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in consideration for the Indemnitee’s past service as [a director][an officer] and in order to induce Indemnitee to continue serving as [a director][an officer] of the Company. The Company acknowledges that Indemnitee is relying upon this Agreement in agreeing to continue serving as [a director][an officer] of the Company.
Section 2.Definitions. As used in this Agreement:
(a)References to “agent” shall mean any person who is or was a director, officer, or employee of [a Covered Entity][the Company] or a subsidiary of [a Covered Entity][the Company] or other person authorized by [a Covered Entity][the Company] to act for [such Covered Entity][the Company], to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of [a Covered Entity][the Company] or a subsidiary of [a Covered Entity][the Company].

(b)A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of execution of this Agreement of any of the following events:
i.Acquisition of Stock by Third Party. Any Person (as defined below) who is or becomes the Beneficial Owner (also as defined below), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;
ii.Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;
iii.Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;
iv.Liquidation. The approval by the stockholders of the Company of a complete liquidation, bankruptcy, dissolution or wind-down of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and/or
v.Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.
For purposes of this Section 2(b) of the Agreement, the following terms shall have the following meanings:
(A)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(B)    “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and/or (iii) any corporation owned, directly or indirectly, by the stockholders of the

Company in substantially the same proportions as their ownership of stock of the Company.
(C)    “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger or consolidation of the Company with another entity.
(c)“Corporate Status” describes the status of a person who is or was a director, trustee, partner, managing member, officer, employee, agent and/or fiduciary of [a Covered Entity][the Company] or of any other corporation, limited liability company, partnership or joint venture, trust or other enterprise which such person is or was serving at the request of [a Covered Entity][the Company].
(d)“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.
(e)“Enterprise” shall mean the [Covered Entities][Company] and any other corporation, limited liability company, partnership, joint venture, trust or other enterprise of which Indemnitee is or was serving at the request of [a Covered Entity][the Company] as a director, officer, trustee, partner, managing member, employee, agent and/or fiduciary.
(f)“Expenses” shall include all direct and indirect costs (including but not limited to reasonable attorneys’ fees, retainers, court costs, transcripts, fees of experts and other professionals, witness fees, travel costs, duplicating costs, printing and binding costs, wiring fees, telephone charges, postage, delivery service fees, fax transmission charges, secretarial and administrative services, any federal, state, local or foreign or other governmental taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements, obligations or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which he or she is otherwise not compensated by the Company) actually and reasonably incurred in connection with, or as a result of, a Proceeding or establishing or enforcing a right to indemnification under this Agreement, the DGCL, or otherwise. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including but not limited to the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) Expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) for purposes of Section 14(d) only, Expenses incurred by or on behalf of Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(g)“Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the [Covered Entities][Company, Brickell Subsidiary, Inc.] or Indemnitee in any matter material to [either such party][any of them] (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either [the Company or] Indemnitee [or a Covered Entity] in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and cost of the Independent Counsel referred to above and to indemnify fully such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(h)The term “Proceeding” shall include any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, audit, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of [a Covered Entity][the Company] or otherwise and whether of a civil, criminal, administrative, regulatory, legislative, or audit or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee and/or agent of [a Covered Entity][the Company], by reason of any action taken by him/her (or a failure to take action by him/her) or of any action (or failure to act) on his/her part while acting pursuant to his/her Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph and the Agreement.
(i)References to “other enterprise” shall include but not be limited to employee benefit plans; references to “fines” shall include but not be limited to any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of [a Covered Entity][the Company]” shall include but not be limited to any service as a director, officer, employee and/or agent of [any Covered Entity][the Company] which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he/she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the [Covered Entity][Company]” as referred to in this Agreement.
Section 3.Indemnity in Third-Party Proceedings.
The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of [a Covered Entity][the Company] to procure a judgment in its favor which shall be governed pursuant to Section 4 below. Pursuant to this Section 3, Indemnitee shall be indemnified by Company to the fullest extent permitted by applicable law against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including but not limited to all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his/her behalf in connection with such Proceeding or any claim, issue or matter therein, if

Indemnitee acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the [Covered Entity][Company] and, in the case of a criminal Proceeding had no reasonable cause to believe that his/her conduct was unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification or the like in excess of that expressly permitted by statute, including but not limited to any indemnification provided by the Company’s Certificate of Incorporation, the Bylaws, vote of its stockholders or Disinterested Directors, or applicable law, including the DGCL.
Section 4.Indemnity in Proceedings by or in the Right of [a Covered Entity.][the Company.]
The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 of the Agreement if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of [a Covered Entity][the Company] to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by him/her or on his/her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the [Covered Entity.][Company.] If applicable law so provides, no indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the [Covered Entity][Company], unless and only to the extent the Court of Chancery of the State of Delaware or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.
Section 5.Indemnification for Expenses of Party Who is Wholly or Partly Successful.
Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him/her or on his/her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him/her or on his/her behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
Section 6.Indemnification for Expenses as Witness or Some Other Capacity in a Proceeding.
Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his/her Corporate Status, a witness or otherwise asked to participate in any aspect of a Proceeding to which Indemnitee is not a party, he/she shall be indemnified by Company against all Expenses actually and reasonably incurred by him/her or on his/her behalf in connection therewith.

Section 7.Partial Indemnification.
If Indemnitee is entitled under any provision of this Agreement to indemnification or the like by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company nevertheless shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
Section 8.Additional Indemnification.
(a)Notwithstanding any limitation in Sections 3, 4, or 5 of the Agreement, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to or a participant in any Proceeding (including a Proceeding by or in the right of [a Covered Entity][the Company] to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by or on behalf of Indemnitee in connection with the Proceeding.
(b)For purposes of Section 8(a) of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include but not be limited to:
i.to the fullest extent permitted by the provision of the DGCL or other applicable law that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or such other law, and
ii.to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL or other law adopted after the date of execution of this Agreement that increase the extent to which a corporation may indemnify its directors, officers, employees and/or agents.
Section 9.Exclusions.
Notwithstanding any other provision in this Agreement, the Company shall not be obligated under the Agreement to make any indemnification payment or advancement of Expenses in connection with any claim or demand made against Indemnitee:
(a)for which payment actually has been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; provided, however, that notwithstanding the availability of such other indemnification and reimbursement, Indemnitee may claim indemnification and advancement of Expenses pursuant to this Agreement by assigning to the Company, at its request, Indemnitee’s claims under such insurance or other indemnity provision to the extent Indemnitee has been paid by the Company; or
(b)for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as defined in Section 2(b) hereof) or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation, or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the

“Sarbanes-Oxley Act”), or (iii) the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);
(c)except as provided in Section 14(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against [a Covered Entity][the Company] or its directors, officers, employees, agents and/or other indemnitees, unless (i) such indemnification is expressly required to be made by the DGCL, (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (iii) such payment arises in connection with any mandatory counterclaim or cross-claim or affirmative defense brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding), or (iv) the Company provides the indemnification or the like, in its sole discretion, pursuant to the powers vested in the Company under applicable law;
(d)on account of Indemnitee’s conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to [a Covered Entity][the Company] or resulting in any personal profit or advantage to which Indemnitee was not legally entitled; or
(e)if it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that indemnification is not lawful (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication).
Section 10.Advances of Expenses.
Notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by law, the Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee, and such advancement shall be made within thirty (30) calendar days after receipt by the Company of a statement or statements requesting such advances from time to time (which shall include invoices received by the Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be so included), whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee's ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In accordance with Section 14(d), advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including but not limited to Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution by both parties of this Agreement. This Section 10 of the Agreement shall not apply to any claim made by Indemnitee for which an indemnity is excluded pursuant to Section 9 thereof.

Section 11.Procedure for Notification and Defense of Claim.
(a)Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof or Indemnitee’s becoming aware thereof. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding, in each case to the extent actually known to Indemnitee. The Secretary of the Company, promptly upon receipt of such a request for indemnification, shall advise the Board in writing, copying the CEO and General Counsel of the Company, that Indemnitee has requested indemnification or the like.
(b)To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification under this Agreement following the final disposition of such Proceeding. The failure by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee under this Agreement or otherwise, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.
(c)The Company will be entitled to participate in the Proceeding at its own expense. Indemnitee agrees to provide any consent or other authorization promptly to allow such participation by the Company.
(d)The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent; provided, however, that the Company will not unreasonably withhold its consent to any proposed settlement.
(e)Indemnitee shall submit any claim for indemnification and/or advancement of Expenses within a reasonable time not to exceed seven (7) years after any judgment, order, settlement, dismissal, arbitral award, conviction, acceptance of a plea of nolo contendere or its equivalent, final termination or other disposition or partial disposition of any Proceeding, whichever is the later date for which Indemnitee requests indemnification and/or advancement of Expenses.
Section 12.Procedure Upon Application for Indemnification.
(a)Upon written request by Indemnitee for indemnification pursuant to Section 11(a) of the Agreement, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) business days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to make such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by or on behalf of Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company will advise Indemnitee promptly in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.
(b)In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him/her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) calendar days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Court of Chancery of the State of Delaware, United States of America, has determined that such objection is without merit. If, within twenty (20) calendar days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware, United States of America, for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Section 12(b), and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 12(b), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(c)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 13.Presumptions and Effect of Certain Proceedings.
(a)In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement. The Company, to the fullest extent not prohibited by law, shall have the burden of proof and the burden of persuasion by clear and convincing evidence to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
(b)Subject to Section 14(e), if the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) calendar days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification, to the fullest extent not prohibited by law, shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification; provided, however, that such 60-calendar day period may be extended for a reasonable time, not to exceed an additional thirty (30) calendar days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 13(b) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 12(a) of this Agreement and if (A) within fifteen (15) calendar days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) calendar days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) calendar days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) calendar days after having been so called and such determination is made thereat.
(c)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the [Covered Entity][Company] or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his/her conduct was unlawful.
(d)The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party or in which Indemnitee is otherwise involved or a participant is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
(e)For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, officers, employees and/or agents of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. Whether or not the foregoing provisions of this Section 13(d) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the [Covered Entity][Company].
(f)The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
Section 14.Remedies of Indemnitee.
(a)Subject to Section 14(e), in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within ninety (90) calendar days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6 or 7 or the last sentence of Section 12(a) of this Agreement within ten (10) business days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 8 of this Agreement is not made within ten (10) business days after a determination has been made that Indemnitee is entitled to indemnification, (vi) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, limit, or to recover from, Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, or (vii) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication by a court of his/her entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his/her option, may seek a final award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred and eighty (180) calendar days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his/her rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, in whole or in part, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
(c)If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a specific finding (which has become final, conclusive and binding) by the Chancery Court of the State of Delaware, USA that all or any part of such indemnification is expressly prohibited by applicable law.
(d)The Company, to the fullest extent not prohibited by law, shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company (i) is bound by all the provisions of this Agreement and (ii) is precluded from making any assertion to the contrary. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) business days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by or on behalf of Indemnitee in connection with any request or action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.
(e)If the Company disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld from Indemnitee pending resolution of any such dispute as governed by this Agreement.
Section 15.Non-Exclusivity; Survival of Rights: Insurance; Subrogation.
(a)The rights of indemnification and to receive advancement of Expenses as provided by this Agreement (i) shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under applicable law, the Company’s Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of the Board, or otherwise and (ii) shall be interpreted independently of, and without reference to, any other such rights to which Indemnitee may at any time be entitled. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such

Indemnitee in his/her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL or other applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Bylaws or the Certificate of Incorporation of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change(s). No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)To the extent that the Company maintains an insurance policy or policies providing liability insurance or other forms of indemnification or the like for directors, officers, employees or agents of the Enterprise, Indemnitee shall be covered by such policy or policies or other forms in accordance with its or their terms to the maximum extent of the coverage or allowance available for any such director, officer, employee and/or agent under such policy or policies or other forms. If, at the time of receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt written notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers or their other equivalent counterparts in accordance with the procedures set forth in the respective policies or other forms. The Company shall thereafter take all necessary or desirable action(s) to cause such insurers or other counterparts to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies or other forms.
(c)In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights and Indemnitee shall take such actions promptly upon request by the Company.
(d)The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement of Expenses is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
Section 16.Duration of Agreement.
(a)This Agreement shall continue until and terminate upon the later of (i) twenty (20) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee and/or agent of [a Covered Entity][the Company] or (ii) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding (including any appeal) commenced by Indemnitee pursuant to Section 14 of this Agreement relating thereto.
(b)The rights of indemnification and advancement of Expenses provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, acquisition, combination, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee and/or agent of [a Covered Entity][the

Company] or of any other Enterprise for any reason, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other personal and legal representatives.
(c)The Company shall require and cause any successor (whether direct or indirect by purchase, merger, acquisition, combination, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly, by written agreement with Indemnitee, assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.
(d)No legal action will be brought and no cause of action will be asserted by or in the right of the Company against an Indemnitee or an Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company will be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5)-year period; provided, however, that if any shorter period of limitations is otherwise applicable to such cause of action, such shorter period will govern.
Section 17.Severability.
If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including but not limited to each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including but not limited to each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
Section 18.Entire Agreement.
This Agreement constitutes the entire agreement between the parties with respect to the specific subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the same subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s Certificate of Incorporation, the Bylaws, any directors’ and officers’ insurance coverage maintained by the Company, and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
Section 19.Modification, Waiver, Termination and Cancellation.
No supplement, modification, amendment, termination, or cancellation of this Agreement shall be binding unless executed in writing by both of the parties hereto, or as otherwise expressly provided herein. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall any waiver constitute a continuing waiver.

Section 20.Notices.
All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the fifth (5th) business day after the date on which it is so mailed, (c) one (1) business day after timely deposit with a nationally recognized overnight courier for next business day delivery, or (d) sent by email, with receipt of oral confirmation that such email has been received, in all cases with all postage, delivery or similar charges prepaid and addressed to the party or parties to be notified at the addresses set forth below:
(a)    If to Indemnitee, at the address indicated on the first page of this Agreement for Indemnitee.
(b)    If to the Company, at:
Fresh Tracks Therapeutics, Inc.
5777 Central Avenue, Suite 102
Boulder, CO 80301
Attention: David R. McAvoy, General Counsel, Chief Compliance Officer and Secretary
Phone: 720-505-4755
Email: dmcavoy@frtx.com
Either party may change the address, email address or person to which any such notice shall be sent by like notice in writing to the other party, provided that no such change shall be effective as against a party unless and until actually received by such party.
Section 21.Contribution.
(a)    To the fullest extent permissible under applicable law and not inconsistent with the remaining provisions of this Section 21, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by or on behalf of Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement, and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by [a Covered Entity][the Company] and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the [Covered Entity][Company] (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
(b)    Whether or not the indemnification provided in this Agreement is available, in respect of any Proceeding in which [a Covered Entity][the Company] is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which [a Covered Entity][the Company] is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)    Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which [a Covered Entity][the Company] is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the [Covered Entity][Company] and all officers, directors, employees or agents of the [Covered Entity][Company], other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the [Covered Entity][Company] and all officers, directors, employees or agents of the [Covered Entity][Company] other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the [Covered Entity][Company] and all officers, directors, employees and/or agents of the [Covered Entity][Company], other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.
Section 22.Applicable Law and Consent to Jurisdiction.
This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, USA, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware, USA (the “Delaware Court”) and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum. If the laws of the State of Delaware, USA, are hereafter amended to permit the Company to provide broader indemnification rights than said laws permitted the Company to provide prior to such amendment, the rights of indemnification and advancement of Expenses conferred by this Agreement automatically shall be broadened to the fullest extent permitted by the laws of the State of Delaware, as so amended and of the effective date of such amendment.
Section 23.Identical Counterparts.
This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 24.Miscellaneous.
Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed between them as of the date of last signature immediately below.
FRESH TRACKS THERAPEUTICS, INC. ______________________

By: ______________________     By: ______________________
Name: ____________________     Name: ____________________
Title: _____________________     Title: _____________________
Date: _____________________     Date: _____________________
19